Exhibit 4.2

               [Form of the Face of the Warrant Certificate]

              VOID AFTER 5 P.M. MOUNTAIN TIME ON JULY 15, 2001

                     WARRANTS TO PURCHASE COMMON STOCK

W_____                          _________ Warrants

                   PACIFIC AEROSPACE & ELECTRONICS, INC.

                             CUSIP 693758 11 2

THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of Warrants ("Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Pacific Aerospace & Electronics, Inc. , a Washington corporation ("Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter more fully described ("Warrant Agreement"), one fully paid and nonassessable share of common stock, $0.001 par value, of the Company ("Common Stock") upon presentation and surrender of this Warrant Certificate, with the Election to Purchase on the reverse side of this Warrant Certificate filled in, together with payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes, paid either in cash, by wire transfer of good funds or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company, at any time prior to 5:00 P.M., Mountain time, on July 15, 2001 or, if such Warrant is redeemed as provided in the Warrant Agreement, at any time prior to the effective time of such redemption, at the stock transfer office in Holladay, Utah, of Interwest Transfer Co., Inc., warrant agent of the Company ("Warrant Agent"), or at the designated office of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company.

     Each Warrant initially entitles the holder to purchase one share of Common Stock for $4.6875, subject to certain adjustments, including, if the Company's audited fiscal 1997 net income (adjusted to exclude any expense relating to the vesting of any employee options or warrants) does not exceed $1,500,000, a one-time downward adjustment of the Exercise Price to
(i) $3.90625 if such net income is $800,000 to $1,500,000, (ii) $3.125 such net income is $500,000 to $799,999, or (iii) $2.34375 if such net income is less than $500,000. The number and kind of securities or other property for which the Warrants are exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalizations and the like, to prevent dilution, as described in the Warrant Agreement.

     The Company may redeem any or all outstanding and unexercised Warrants at any time upon 30 days' notice, at a price equal to $0.25 per Warrant, if the Daily Price (as defined below) has equaled or exceeded 200% of the then-current Exercise Price of the Warrants for 20 consecutive trading days immediately preceding the date of notice of such redemption. The

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term "Daily Price" means, for any relevant day, the closing bid price on that day as reported by the principal exchange or quotation system on which prices for the Common Stock are reported. All Warrants not previously exercised or redeemed will expire on July 15, 2001.

     This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of July 1, 1996, between the Company and the Warrant Agent ("Warrant Agreement"). The registered holder of this Warrant Certificate consents to all of such terms, provisions and conditions by acceptance of this Warrant Certificate. The Warrant Agreement is incorporated herein by reference and made a part hereof, and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at 434 Olds Station Road, Wenatchee, Washington 98801, Attention: President.

     The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall have the option to issue fractions of Warrants, Common Stock or other securities or to make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

     In certain cases, the sale of securities by the Company upon exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use all commercially reasonable efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, as amended, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors of the Company, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Warrants.

     This Warrant Certificate, with or without other Warrant Certificates, upon proper surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not so exercised.

     No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatever. Nothing contained in the Warrant Agreement or herein may be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company, any right

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to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, any right to give or withhold consent to any corporate action (whether at any meeting of stockholders or by giving or withholding consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or any right to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement). No holder of this Warrant Certificate shall have any right to receive dividends or subscription rights or any other rights that any stockholders of the Company may have until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

     If this Warrant Certificate is surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to deliver certificates for shares of Common Stock purchasable upon such transfer until the date of the reopening of said transfer books.

     Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

     (a) this Warrant Certificate is transferable on the transfer books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

     (b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

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     WITNESS the facsimile signature of a duly authorized officer of the
Company.

     Dated: July 15, 1996.

                                       PACIFIC AEROSPACE & ELECTRONICS, INC.

[SEAL]

                                       By:  /s/ Donald A. Wright
                                            ----------------------------------
                                            President


INTERWEST TRANSFER CO. INC. P.O. BOX 17136/ SALT LAKE CITY UTAH 84117

COUNTERSIGNED & REGISTERED ___________________________________________________
                           COUNTERSIGNED Transfer Agent - Authorized Signature


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              [Form of the Reverse of the Warrant Certificate]

                            ELECTION TO PURCHASE

       [To be executed by the Registered Holder to exercise Warrants]

     The undersigned Registered Holder hereby irrevocably elects to exercise
the right, represented by this Warrant Certificate, to purchase      shares
and herewith tenders payment for such shares in cash or by a certified or official bank check payable to the order of the Company or has made a wire transfer to the Company of good funds in the amount of ______________________ and in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ______________________ __________________ whose address is __________________________________________
and that such certificate be delivered to ____________________________________
whose address is _____________________________________________________________.

     If said number of shares is less than all of the shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing Warrants to purchase the remaining balance of the shares be registered in the name of ____________________________________________________
whose address is _____________________________________________________________
and that such certificate be delivered to ____________________________________
-------------------------------------------.

Dated:________________________     Signature___________________________________
                                           (Signature must conform in all
                                            respects to name of Registered
                                            Holder as it appears on the face
                                            of the Warrant Certificate.)

INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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Signature Guaranteed:


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                                 ASSIGNMENT

       (To be executed by the Registered Holder to transfer Warrants)

     FOR VALUE RECEIVED, the undersigned Registered Holder hereby sells, assigns and transfers unto

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                   (Please print name and address of assignee)
____________________________________ of the Warrants evidenced by this Warrant
Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________________ as Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________________________  Signature __________________________________
                                             (Signature must conform in all
                                             respects to name of Registered
                                             Holder as it appears on the face
                                             of the  Warrant Certificate.)


INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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Signature Guaranteed: